As filed with the Securities and Exchange Commission on December 22, 2011

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALCATEL LUCENT

(Exact name of Registrant as specified in its Charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 avenue Octave Gréard

75007 Paris, France

(Address of principal executive offices, including zip code)

MARCH 1, 2011 CORPORATE STOCK SUBSCRIPTION OPTIONS PLAN WITH PERFORMANCE

CONDITIONS FOR BENEFICIARY EMPLOYEES OF NON-FRENCH COMPANIES

MARCH 1, 2011 CORPORATE STOCK SUBSCRIPTION OPTIONS PLAN FOR BENEFICIARY

EMPLOYEES OF NON-FRENCH COMPANIES

MARCH 16, 2011 CORPORATE STOCK SUBSCRIPTION OPTIONS PLAN WITH PERFORMANCE

CONDITIONS FOR BENEFICIARY EMPLOYEES OF NON-FRENCH COMPANIES

MARCH 16, 2011 CORPORATE STOCK SUBSCRIPTION OPTIONS PLAN FOR BENEFICIARY

EMPLOYEES OF NON-FRENCH COMPANIES

JUNE 2011 CORPORATE STOCK SUBSCRIPTION OPTIONS PLAN FOR BENEFICIARY

EMPLOYEES OF NON-FRENCH COMPANIES

SEPTEMBER 2011 CORPORATE STOCK SUBSCRIPTION OPTIONS PLAN FOR

BENEFICIARY EMPLOYEES OF NON-FRENCH COMPANIES

DECEMBER 2011 CORPORATE STOCK SUBSCRIPTION OPTIONS PLAN FOR

BENEFICIARY EMPLOYEES OF NON-FRENCH COMPANIES

(Full title of the Plan)

Stephen R. Reynolds

Alcatel-Lucent USA Inc.

600 Mountain Avenue

Murray Hill, NJ 07974

(Name and address of agent for service)

(908) 582-8500

(Telephone number, including area code, of agent for service)

Copies to:

Lauren K. Boglivi, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036-8299

(212) 969-3000

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, nominal value €2 of Alcatel Lucent	92,000	$4.168(2)(9)	$383,456(2)	$43.94(2)
Ordinary Shares, nominal value €2 of Alcatel Lucent	400,000	$4.168(3)(9)	$1,667,200(3)	$191.06(3)
Ordinary Shares, nominal value €2 of Alcatel Lucent	5,171,065	$4.819(4)(9)	$24,919,362(4)	$2855.76(4)
Ordinary Shares, nominal value €2 of Alcatel Lucent	700,000	$4.819(5)(9)	$3,373,300(5)	$386.58(5)
Ordinary Shares, nominal value €2 of Alcatel Lucent	229,258	$5.471(6)(9)	$1,254,271(6)	$143.74(6)
Ordinary Shares, nominal value €2 of Alcatel Lucent	100,000	$3.256(7)(9)	$325,600(7)	$37.31(7)
Ordinary Shares, nominal value €2 of Alcatel Lucent	100,500	$2.605(8)(9)	$261,803(8)	$30.00(8)
Total	6,710,023		$32,184,992	$3,688.40

(1)	The shares being registered hereby may be represented by the Registrant’s American Depositary Shares.
(2)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the March 1, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies (the “March 1, 2011 Plan”) on March 1, 2011 which is the U.S. dollar equivalent of €3.20
(3)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the March 1, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies (the “March 1, 2011 Performance Plan”) on March 1, 2011 which is the U.S. dollar equivalent of €3.20.
(4)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the March 16, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies (the “March 16, 2011 Plan”) on March 16, 2011 which is the U.S. dollar equivalent of €3.70.
(5)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the March 16, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies (the “March 16, 2011 Performance Plan”) on March 16, 2011 which is the U.S. dollar equivalent of €3.70.
(6)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the June 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies (the “June 2011 Plan”) on June 1, 2011 which is the U.S. dollar equivalent of €4.20.
(7)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under September 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies (the “September 2011 Plan”) on September 1, 2011, which is the U.S. dollar equivalent of €2.50.
(8)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the December 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies (the “December 2011 Plan”) on December 1, 2011, which is the U.S. dollar equivalent of €2.00.
(9)	Translated into dollars from euros based on the noon buying rate of €1.00 = $1.3025 on December 16, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Alcatel Lucent, a société anonyme organized under the laws of the Republic of France (the “Registrant”), under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 20-F for the fiscal year ended December 31, 2010, filed on March 21, 2011;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above, including the Report of Foreign Private Issuer on Form 6-K which includes the Registrant’s Unaudited Summary Consolidated Financial Statements, which shall be deemed “filed” rather than furnished for purposes of this paragraph;

(c)	(i) The description of the Registrant’s shares and the American Depositary Shares contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) The Form 8-A incorporates by reference the description of the shares and the American Depositary Shares under the headings “Description of Share Capital” and “Description of American Depositary Receipts” in the Registration Statement on Form F-1 (Registration No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act of 1933, as amended, on April 10, 1992. Such description is amended and updated by the information set forth under the headings “Holding of shares and obligations of the shareholders”, “Rights and obligations relating to the shares” and “Description of the ADSs,” included in the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010, filed on March 21, 2011; and

(iii) The description of the Registrant’s shares contained in the Registration Statement on Form F-6 POS (File No. 333-138770) filed by the Registrant with the Commission under the Exchange Act on May 20, 2011.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant has provided for the indemnification of its directors and officers with respect to general civil liability which they may incur in connection with their activities on behalf of the Registrant.

The Registrant maintains insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Registrant or of any other entity affiliated with the Registrant against any civil liability, loss or expense, other than liability arising out of willful misconduct.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description of Document

4.1	Statuts (Articles of Association and By-Laws) of the Registrant (English translation), dated December 31, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on March 17, 2011) (File No. 333-172901)

4.2	Form of Amended and Restated Deposit Agreement, among Alcatel Lucent, The Bank of New York Mellon, as Depositary, and all holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6 POS, filed with the Commission on May 20, 2011) (File No. 333-138770)

5.1	Opinion of Nathalie Trolez Mazurier, Deputy Secretary, regarding validity of the Shares

23.1	Consent of Nathalie Trolez Mazurier, Deputy Secretary (included in Exhibit 5.1)

23.2	Consent of Deloitte & Associés, independent registered public accounting firm

23.3	Consent of Ernst & Young et Autres, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)

99.1	March 1, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.2	March 1, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies

99.3	March 16, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.4	March 16, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies

99.5	June 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.6	September 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.7	December 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, the Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on December 7, 2011.

ALCATEL LUCENT

By:	/s/ Paul Tufano
Paul Tufano
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Philippe Camus, Ben Verwaayen and Paul Tufano, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 7, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Philippe Camus	Chairman of the Board
Philippe Camus

/s/ Ben Verwaayen	Chief Executive Officer and Director
Ben Verwaayen	(Principal Executive Officer)

/s/ Paul Tufano	Chief Financial Officer
Paul Tufano	(Principal Financial and Accounting Officer)

/s/ Daniel Bernard	Director
Daniel Bernard

/s/ W. Frank Blount	Director
W. Frank Blount

Signature	Title

/s/ Carla Cico	Director
Carla Cico

Director
Stuart E. Eizenstat

/s/ Louis R. Hughes	Director
Louis R. Hughes

/s/ Sylvia Jay	Director
Sylvia Jay

/s/ Jean C. Monty	Director
Jean C. Monty

/s/ Olivier Piou	Director
Olivier Piou

/s/ Jean Cyril-Spinetta	Director
Jean-Cyril Spinetta

/s/ Stephen R. Reynolds	Authorized Representative in the United States
Stephen R. Reynolds

EXHIBIT INDEX

Exhibit Number	Description

4.1	Statuts (Articles of Association and By-Laws) of the Registrant (English translation), dated December 31, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on March 17, 2011) (File No. 333-172901)

4.2	Form of Amended and Restated Deposit Agreement, among Alcatel Lucent, The Bank of New York Mellon, as Depositary, and all holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6 POS, filed with the Commission on May 20, 2011) (File No. 333-138770)

5.1	Opinion of Nathalie Trolez Mazurier, Deputy Secretary, regarding validity of the Shares

23.1	Consent of Nathalie Trolez Mazurier, Deputy Secretary (included in Exhibit 5.1)

23.2	Consent of Deloitte & Associés, independent registered public accounting firm

23.3	Consent of Ernst & Young et Autres, independent registered public accounting firm

24.1	Power of Attorney (included on signature page)

99.1	March 1, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.2	March 1, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies

99.3	March 16, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.4	March 16, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies

99.5	June 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.6	September 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies

99.7	December 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies